Exhibit 99.3

GENESIS MICROCHIP INC. DELAWARE

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial statements are not necessarily indicative of the combined results of operations for future periods or the results of operations that would have been realized had Genesis Microchip Inc. Delaware (Genesis Microchip Delaware) and Sage Inc. (Sage) been combined during the periods specified. The unaudited pro forma consolidated financial statements and the related notes should be read in conjunction with the historical financial statements of Genesis Microchip Delaware and Sage.

On February 19, 2002, Genesis Microchip Delaware completed its combination with Sage (the Combination) by issuing approximately 8.8 million common shares and 1.4 million options for its common stock. The Combination will be accounted for under the purchase method of accounting. The purchase price is approximately $296.7 million, consisting of Genesis Microchip Delaware common stock valued at approximately $241.5 million, Genesis Microchip Delaware stock options valued at approximately $31.9 million, and direct acquisition costs estimated at approximately $23.3 million.

The unaudited pro forma consolidated balance sheet gives effect to the Combination as if it had occurred on December 31, 2001, and combines Genesis Microchip Delaware’s unaudited historical U.S. GAAP consolidated balance sheet as of December 31, 2001, with Sage’s unaudited historical U.S. GAAP consolidated balance sheet as of December 31, 2001.

The unaudited pro forma consolidated statement of operations for the nine months ended December 31, 2001, gives effect to the Combination as if it had occurred on April 1, 2001, and combines Genesis Microchip Delaware’s historical U.S. GAAP consolidated statement of operations for the nine months ended December 31, 2001, with Sage’s historical U.S. GAAP consolidated statement of operations for the nine months ended December 31, 2001.

The unaudited pro forma consolidated statement of operations for the year ended March 31, 2001, gives effect to the Combination as if it had occurred on April 1, 2000, and combines Genesis Microchip Delaware’s historical U.S. GAAP consolidated statement of operations for the year ended March 31, 2001, with Sage’s historical U.S. GAAP consolidated statement of operations for the twelve months ended March 31, 2001 and with Faroudja, Inc. (Faroudja) historical U.S. GAAP statement of operations for the period from April 1, 2000 to June 7, 2000 acquisition date by Sage. The acquisition of Faroudja was accounted for using the purchase method and the results of operations for the period subsequent to the acquisition date are included in the historical results of Sage.

The unaudited pro forma consolidated financial statements have been prepared on the basis of assumptions described in the related notes and include assumptions relating to the allocation of consideration paid for the assets and liabilities of Sage based on preliminary estimates of their respective fair values.

GENESIS MICROCHIP INC.

Pro Forma Consolidated Balance Sheet
(In thousands of U.S. dollars)

December 31, 2001
(Unaudited)

	Genesis Microchip Inc.	Sage, Inc.	Pro forma adjustments	Total
			(note 3(a))
Assets
Current assets:
Cash and cash equivalents	$84,586	$35,038	$—	$119,624
Short-term marketable securities	—	5,580	—	5,580
Accounts receivable, net	24,133	8,895	—	33,028
Income taxes recoverable	809	—	—	809
Inventory	12,191	4,012	—	16,203
Investment held for resale	1,100	—	—	1,100
Other	5,940	1,342	—	7,282

Total current assets	128,759	54,867	—	183,626
Property and equipment	10,465	4,528	—	14,993
Deferred income taxes	3,600	—	—	3,600
Goodwill	—	8,353	(8,353)	189,393
			189,393
Other intangible assets	—	—	35,600	35,600
Other	772	1,947	—	2,719

Total assets	$143,596	$69,695	$216,640	$429,931

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$15,097	$1,748	$—	$16,845
Accrued liabilities	5,824	2,930	14,274	23,028
Current portion of loan payable	90	—	—	90

Total current liabilities	21,011	4,678	14,274	39,963
Long-term liabilities:
Loan payable	328	—	—	328
Lease liability	—	—	9,019	9,019
Deferred income taxes	—	—	8,064	8,064

Total liabilities	21,339	4,678	31,357	57,374

Shareholders’ equity:
Share capital	108,065	149	(149)	31
			(108,034)
Additional paid in capital	1,293	208,900	(208,900)	382,697
			273,370
			108,034
Notes receivable from stockholders	—	(58)	58	—
Deferred compensation	(97)	(33)	33	(18,467)
			(18,370)
Cumulative other comprehensive loss	(94)	—	—	(94)
Deficit	13,090	(143,941)	143,941	8,390
			(4,700)

Total shareholders’ equity	122,257	65,017	185,283	372,557

Total liabilities and shareholders’ equity	$143,596	$69,695	$216,640	$429,931

See accompanying notes to pro forma consolidated financial statements.

GENESIS MICROCHIP INC.

Pro Forma Consolidated Statement of Operations
(In thousands of U.S. dollars, except shares and per share amounts)

Nine months ended December 31, 2001
(Unaudited)

	Genesis Microchip Inc.	Sage, Inc.	Pro forma adjustments	Note 3		Total
Revenues	$107,266	$29,869	$—			$137,135
Cost of revenues	58,019	17,381	—			75,400
Write off of inventory at close of board business	—	996	—			996

Gross profit	49,247	11,492	—			60,739

Operating expenses:
Research and development	14,677	7,927	2,755	(d	)	25,359
Sales, general and administrative	14,134	10,569	1,837	(d	)	26,540
Amortization of intangible assets	—	1,928	94	(b	)	94
			(1,928)	(b	)
Amortization of acquired technology	—	—	6,581	(c	)	6,581
Business combination expenses	—	1,555	—			1,555
Severance expenses	—	164	—			164

Total operating expenses	28,811	22,143	9,339			60,293

Income (loss) from operations	20,436	(10,651)	(9,339)			446
Interest and other income	1,131	1,061	—			2,192

Income (loss) before income taxes	21,567	(9,590)	(9,339)			2,638
Provision for (recovery of) income taxes	3,235	—	(2,670)	(e	)	565

Net income (loss)	$18,332	$(9,590)	$(6,669)			$2,073

Earnings per share:
Basic	$0.89	$(0.67)				$0.07
Diluted	$0.80	$(0.67)				$0.06
Weighted average number of common shares outstanding (in thousands):
Basic	20,683	14,263				28,827
Diluted	22,817	14,263				32,368

See accompanying notes to pro forma consolidated financial statements.

GENESIS MICROCHIP INC.

Pro Forma Consolidated Statement of Operations
(In thousands of U.S. dollars, except shares and per share amounts)

Year ended March 31, 2001
(Unaudited)

	Genesis Microchip Inc.	Sage, Inc.	Pro Forma Faroudja, Inc. (Note 4)	Pro Forma Adjustments	Note 3		Total
Revenues	$63,627	$31,399	$1,668	$—			$96,694
Cost of revenues	32,416	16,898	963	(1,000)	(b	)	49,277

Gross profit	31,211	14,501	705	1,000			47,417
Operating expenses:
Research and development	17,413	8,239	1,258	3,674	(d	)	30,584
Selling, general and administrative	15,947	12,302	3,333	2,449	(d	)	34,031
Charge for in-process technology	—	7,200	—	(7,200)	(f	)	—
Amortization of intangible assets	—	19,310	4,435	125	(b	)	125
				(23,745)
Impairment of intangible assets	—	91,463	—	—			91,463
Amortization of acquired technology	—	—	—	8,775	(c	)	8,775

Total operating expenses	33,360	138,514	9,026	(15,922)			164,978

Income (loss) from operations	(2,149)	(124,013)	(8,321)	16,922			(117,561)
Interest and other income	2,328	2,932	198	—			5,458

Income (loss) before income taxes	179	(121,081)	(8,123)	16,922			(112,103)
Recovery of income taxes	(2,483)	—	—	(3,560)	(e	)	(6,043)

Net income (loss)	$2,662	$(121,081)	$(8,123)	$20,482			$(106,060)

Earnings (loss) per share:
Basic	$0.14	$(9.48)					$(3.97)
Diluted	$0.13	$(9.48)					$(3.97)
Weighted average number of shares outstanding (in thousands):
Basic	19,406	12,776					26,701
Diluted	19,884	12,776					26,701

See accompanying notes to pro forma consolidated financial statements.

1.	Basis of presentation:

Genesis Microchip Incorporated, a Nova Scotia company which we refer to as Genesis Microchip, reorganized to a Delaware corporation effective February 19, 2002. In the reorganization, the holders of shares of Genesis Microchip exchanged their shares for an equal number of newly issued shares of Genesis Microchip Inc., a newly formed Delaware corporation, which we refer to as Genesis Microchip Delaware. These unaudited pro forma consolidated financial statements present the pro forma financial position and results of operations of Genesis Microchip Delaware. For accounting purposes, the reorganization was accounted for as a non-substantive exchange whereby the net assets of Genesis Microchip were recorded by Genesis Microchip Delaware in its consolidated financial statements initially at the same carrying value as recorded in the consolidated financial statements of Genesis Microchip immediately prior to the reorganization. In addition, the financial position, results of operations and cash flows previously reported by Genesis Microchip prior to the reorganization will be reported unchanged in the comparative period to the consolidated financial statements of Genesis Microchip Delaware.

The unaudited pro forma consolidated balance sheet and statements of operations are based upon the historical financial information described below after giving effect to the transaction and adjustments described in notes 2, 3, 4 and 5. These unaudited pro forma consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

The pro forma consolidated financial statements have been prepared to give pro forma effect to the proposed acquisition of Sage and the reorganization of Genesis Microchip from a Nova Scotia company to a Delaware corporation and Sage’s acquisition of Faroudja.

(a)	Pro forma consolidated statements of operations:

The pro forma consolidated statement of operations for the year ended March 31, 2001 is based on:

(i)	our audited financial statements for the year ended March 31, 2001;

(ii)	the audited financial statements of Sage for the year ended March 31, 2001;

(iii)	the unaudited financial statements of Faroudja for the period April 1, 2000 to June 7, 2000; and

(iv)	the additional information provided in notes 2, 3, 4 and 5.

The pro forma consolidated statement of operations for the nine months ended December 31, 2001 is based on:

(i)	our unaudited financial statements for the nine months ended December 31, 2001;

(ii)	the unaudited financial statements of Sage for the nine months ended December 31, 2001; and

(iii)	the additional information provided in notes 2, 3, 4 and 5.

(b)	Pro forma balance sheet:

The pro forma consolidated balance sheet as at December 31, 2001 is based on:

(i)	our unaudited financial statements as at December 31, 2001;

(ii)	the unaudited financial statements of Sage as at December 31, 2001; and

(iii)	the additional information provided in notes 2, 3, 4 and 5.

Sage’s, Genesis Microchip’s and Faroudja’s financial statements are prepared in accordance with accounting principles generally accepted in the United States.

2.	Pro forma transactions:

The pro forma consolidated financial statements have been prepared to give effect to the following:

(a)
On September 27, 2001, Genesis Microchip entered into an agreement and plan of merger and reorganization to acquire all of the issued and outstanding shares of Sage in exchange for the issuance of shares. The outstanding share capital of Sage at closing included 15.4 million shares of common stock and options to acquire approximately 2.5 million shares of common stock. In the merger, each outstanding share of Sage common stock was converted into the right to receive 0.571 of a share of Genesis Microchip Delaware common stock (the “exchange ratio”). In addition, each option to purchase a share of Sage common stock was converted into an option to purchase 0.571 of a share of Genesis Microchip Delaware common stock. Based on the total number of Sage options outstanding on February 19, 2002, Genesis Microchip issued options to purchase 1,407,128 shares of Genesis Microchip Delaware common stock. The value assigned to share consideration has been calculated based on the weighted average price of Genesis Microchip common shares on the Nasdaq National Market for the period from September 27, 2001 to October 1, 2001, inclusive, being $27.38. The fair value of the stock options issued in exchange for existing Sage stock options has been calculated based on an option pricing model. The estimated total purchase price of $296.7 million includes the issuance by Genesis Microchip Delaware of common stock valued at $241.5 million, the assumption of Sage stock options valued at $31.9 million and estimated direct transaction costs of $23.3 million. In preparation for the business combination with Sage, Genesis Microchip will reorganize from a Nova Scotia company to a newly formed Delaware corporation.

A Sage acquisition equation for purposes of these pro forma consolidated financial statements based on the fair value of the net assets and liabilities of Sage at December 31, 2001 has been set forth below:

	Book Value	Fair Value	Adjustments
Net assets acquired:
Cash and cash equivalents	$35,038	$35,038	$—
Short-term marketable securities	5,580	5,580	—
Accounts receivable, net	8,895	8,895	—
Inventory	4,012	4,012	—
Other assets	1,342	1,342	—
Property and equipment	4,528	4,528	—
Goodwill	8,353	—	(8,353)
Other intangible assets	1,947	1,947	—
Accounts payable	(1,748)	(1,748)	—
Accrued liabilities	(2,930)	(2,930)	—

	$65,017	$56,664	$(8,353)
Allocation of the net purchase price:
In process research and development		4,700
Acquired developed product technology		30,800
Acquired core technology		4,300
Trademarks and trade names		500
Goodwill		189,393
Deferred stock-based compensation		18,370
Deferred income taxes		(8,064)

		$296,663

Consideration paid:
Share consideration		241,468
Stock option consideration		31,902
Costs of acquisition		23,293

		$296,663

The purchase price for pro forma purposes was allocated to assets acquired and liabilities assumed based on the book value of Sage’s tangible assets and liabilities and on an independent appraisal for all other identifiable assets. Management believes that the book values of Sage’s assets and liabilities approximate their market values. The excess of the purchase price over the net tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

An independent valuation specialist performed an allocation of the total purchase price of Sage to its individual assets and liabilities. In addition to the value assigned to in-process research and development projects, and Sage’s tangible assets, specific intangible assets were identified and valued. The related amortization of the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma consolidated statement of operations. The identifiable intangible assets consist of acquired developed product technology, acquired core technology and trademarks and trade names.

Sage is currently developing new products that qualify as in-process research and development in multiple product areas. For the purposes of determining which products qualified as in-process research and development, Genesis Microchip Delaware defines technological feasibility as being equivalent to completion of design verification, testing when the design is finalized and ready for pilot manufacturing. Current engineering efforts are focused on improving product performance, reducing product form factors integrating multiple functions into single components and component integration into modules. Products that will incorporate in-process technologies include digital video interfacer/line doublers and integrated chips. Developing and enhancing these products is time-consuming, costly and complex. There is a risk that these developments and enhancements will be late, fail to meet customer or market specifications, and will not be competitive with other products using alternative technologies that offer comparable functionality.

The value of $4,700 assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Sage and its competitors.

The rates utilized to discount the net cash flows to their present value are based on Sage’s weighted average cost of capital. Given the nature of the risks associated with the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets, the weighted average cost of capital was adjusted. Based on these factors, discount rates of 18%, 21.5%, and 25% were deemed appropriate for the acquired developed product technology, acquired core technology and in-process research and development.

The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may ultimately be found to be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the projected results used in the assessment of values assigned and these variations may be material. Any such variance may result in a material adverse effect on Genesis Microchip Delaware’s financial condition and results of operations.

A portion of the purchase price has been allocated to acquired developed product and acquired core technology and in-process research and development. Acquired developed product and acquired core technology and in-process research and development were identified and valued through analysis of data provided by Sage concerning developmental products, their stage of development, the time and resources needed to complete them, if applicable, their expected income generating ability, target markets and associated risks. The income approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and in-process research and development.

Where developmental projects had reached technological feasibility, they were classified as either acquired developed product technology or acquired core technology, and the value assigned was capitalized. Where the developmental projects had not reached technological feasibility and had no alternative uses, they were classified as in-process research and development and have been charged to expenses upon closing of the merger.

The acquired developed product technology, which is comprised of products that are already technologically feasible, includes products in most of Sage’s product lines. These include digital video interface/line doublers, video enhancers, decoders and integrated chips for their home theatre and multi-media products. Genesis Microchip Delaware expects to amortize the acquired developed product technology of approximately $30,800 on a straight-line basis over an estimated remaining useful life of four years.

The acquired core technology, which is comprised of products that are already technologically feasible, includes products that are expected to leverage functionality from developed products and technologies. Genesis Microchip Delaware expects to amortize the acquired core technology of approximately $4,300 on a straight-line basis over an estimated remaining useful life of four years.

The trademarks and trade names consist of the Faroudja trade name and its Directional Correlational De-Interfacing label. Genesis Microchip Delaware expects to amortize the assigned value of approximately $500 on a straight-line basis over an estimated remaining useful life of four years.

3.	Pro forma adjustments:

The pro forma consolidated financial statements give effect to the transactions described in note 2, as if they had occurred at December 31, 2001 for purposes of the pro forma consolidated balance sheet and at the beginning of the periods presented for purposes of the pro forma consolidated statements of operations. The pro forma consolidated statements of operations do not include any material non-recurring charges (see (f) and (g) below) that will arise as a result of the transactions described in note 2. Pro forma transactions recognized in the pro forma consolidated financial statements are as follows:

(a)
The pro forma consolidated balance sheet as of December 31, 2001 gives effect to the acquisition of Sage described in note 2, as if it had occurred on December 31, 2001, including the effect of recording of the consideration paid and the fair value of the identified intangible assets acquired. In preparation for the business combination with Sage, Genesis Microchip has reorganized from a Nova Scotia company to a newly formed Delaware corporation. Share capital has been adjusted in order to reflect this reorganization through share capital and additional paid in capital. The pro forma consolidated balance sheet as of December 31, 2001 gives effect to certain acquisition related expenses, consisting primarily of investment banking fees, attorneys, accountants, financial printing and other related charges, as well as employee termination costs, disposal of fixed assets and lease cancellation costs, of approximately $23.3 million. The estimated acquisition related expenses and purchase price allocation are preliminary and are therefore subject to change.

(b)
To give effect to the amortization of the Sage trademarks and trade names arising on the acquisition over a period of four years, which amortization is in the amount of $94 and $125 for the periods ended December 31, 2001 and March 31, 2001, respectively, and the reversal of amortization recorded by Sage relating to its intangible assets.

(c)
To give effect to the amortization of the Sage acquired technology arising on the acquisition over a period of four years for developed product technology and core technology, respectively, which amortization is in the amount of $6,581 and $8,775 for the periods ended December 31, 2001 and March 31, 2001, respectively.

(d)
To give effect to the compensation expense of approximately $4,592 and $6,123 for the periods ended December 31, 2001 and March 31, 2001, respectively. The deferred stock-based compensation arising from the acquisition is being amortized on a straight-line basis over the future service period in which the related stock options vest of three years and has been classified in accordance with the nature of the services provided by the option holder.

(e)	To give effect to the income tax impact of the pro forma adjustments described above.

(f)
To give effect to the elimination of non-recurring adjustment previously recorded in Sage for purchased in-process research and development recorded in connection with the acquisition of Faroudja, Inc.

(g)
The pro forma statement of operations adjustments do not include a nonrecurring adjustment of $4,700 to recognize in-process research and development identified as part of the purchase price allocation (note 1). This charge will be reflected in our actual income statement due to the immediate write-off of in-process research and development under generally accepted accounting principles.

4.	Pro Forma Faroudja, Inc.:

The following table details the unaudited pro forma statement of operations of Faroudja, Inc. for the period from April 1, 2000 to June 7, 2000 and gives effect to the Faroudja, Inc. acquisition under the purchase method of accounting and assumes the transaction was consummated on April 1, 2000.

The pro forma adjustments and the resulting unaudited pro forma statement of operations have been prepared based upon information and certain assumptions and estimates deemed appropriate by Sage, Inc. Sage’s management believes that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transaction reflected thereby and that any changes in the underlying assumptions and estimates will not materially affect the unaudited pro forma statement of operations presented herein. The unaudited pro forma statement of operations does not reflect changes that may occur as the result of post-transaction activities and other matters.

	Historical Faroudja, Inc.	Pro Forma Adjustments	Pro Forma Faroudja, Inc.
Revenues	$1,668	$—	$1,668
Cost of revenues	776	187 (i)	963
Gross profit	892	(187)	705
Operating expenses:
Research and development	1,258	—	1,258
Selling, general and administrative	3,333	—	3,333
Amortization of intangible assets	—	4,435 (i)	4,435

Total operating expenses	4,591	4,435	9,026

Loss from operations	(3,699)	(4,622)	(8,321)
Interest and other income	198	—	198

Loss before income taxes	(3,501)	(4,622)	(8,123)
Income taxes	—	—	—

Net Loss	$(3,501)	$(4,622)	$(8,123)

(i)
To give effect to the amortization by Sage of the Faroudja acquired intangible assets arising on the acquisition over a period of three and five years, respectively. The amortization is in the amount of $4,622 for the period April 1, 2000 through June 7, 2000.

5.	Basic and diluted pro forma earnings per share:

Basic pro forma earnings per share have been presented based on our historical consolidated financial statements after giving pro forma effect to the proposed acquisition of Sage as if it had occurred at the beginning of the periods presented.

Basic earnings per share have been calculated by dividing the pro forma consolidated income for the periods by the pro forma weighted average number of shares as calculated in the table below (in thousands):

	Nine months ended December 31, 2001	Year ended March 31, 2001
Our actual basic weighted average number of shares outstanding	20,683	19,406
Weighted average number of shares issued on Sage acquisition	8,144	7,295

Total pro forma basic weighted average number of shares outstanding	28,827	26,701

Diluted pro forma earnings per share have been presented based on our historical consolidated financial statements after giving pro forma effect to the proposed acquisition of Sage as if it had occurred at the beginning of the periods presented. Diluted earnings per share have been calculated by the treasury stock method by dividing the pro forma consolidated income for the periods by the pro forma weighted average number of shares as calculated in the table below (in thousands):

	Nine months ended December 31, 2001	Year ended March 31, 2001
Our actual basic weighted average number of shares outstanding	—	19,406
Our actual diluted weighted average number of shares outstanding	22,817
Weighted average number of shares issued on Sage acquisition	8,144	7,295
Weighted average number of diluted shares issued through stock options on Sage acquisition	1,407	—

Total pro forma diluted weighted average number of shares outstanding	32,368	26,701

The deemed exercise of all outstanding stock options after the acquisition has been excluded from the diluted pro forma earnings per share calculation at March 31, 2001 as the effect of their exercise would be anti-dilutive.